Exhibit 22

GUARANTEED SECURITIES

Pursuant to Item 601(b)(22) of Regulation S-K, set forth below are securities issued by NextEra Energy Capital Holdings, Inc. (Issuer) and guaranteed by NextEra Energy, Inc. (Guarantor).

Issued under the Indenture (For Unsecured Debt Securities), dated as of June 1, 1999
3.55% Debentures, Series due May 1, 2027
3.50% Debentures, Series due April 1, 2029
Series J Debentures due September 1, 2024
2.75% Debentures, Series due November 1, 2029
Series K Debentures due March 1, 2025
2.25% Debentures, Series due June 1, 2030
Series L Debentures due September 1, 2025
1.90% Debentures, Series due June 15, 2028
1.875% Debentures, Series due January 15, 2027
2.44% Debentures, Series due January 15, 2032
3.00% Debentures, Series due January 15, 2052
4.30% Debentures, Series due 2062
4.45% Debentures, Series due June 20, 2025
4.625% Debentures, Series due July 15, 2027
5.00% Debentures, Series due July 15, 2032
Series M Debentures due September 1, 2027
4.90% Debentures, Series due February 28, 2028
5.00% Debentures, Series due February 28, 2030
5.05% Debentures, Series due February 28, 2033
5.25% Debentures, Series due February 28, 2053
Floating Rate Debentures, Series due January 29, 2026
4.95% Debentures, Series due January 29, 2026
4.90% Debentures, Series due March 15, 2029
5.25% Debentures, Series due March 15, 2034
5.55% Debentures, Series due March 15, 2054
4.85% Debentures, Series due April 30, 2031
Series N Debentures due June 1, 2029

Issued under the Indenture (For Unsecured Subordinated Debt Securities), dated as of June 1, 2006
Series B Enhanced Junior Subordinated Debentures due 2066
Series C Junior Subordinated Debentures due 2067
Series L Junior Subordinated Debentures due September 29, 2057
Series M Junior Subordinated Debentures due December 1, 2077
Series N Junior Subordinated Debentures due March 1, 2079
Series O Junior Subordinated Debentures due May 1, 2079
Series P Junior Subordinated Debentures due March 15, 2082
Series Q Junior Subordinated Debentures due September 1, 2054
Series R Junior Subordinated Debentures due June 15, 2054